Exhibit 99.1

For Immediate Release

Eagle Pharmaceuticals Commences $50 Million Accelerated Share Repurchase as Part of New $150 Million Share Repurchase Authorization

— Q3 2018 preliminary EPS is expected to be $0.94 per basic and $0.91 per diluted share —

— Q3 2018 preliminary Adjusted Non-GAAP EPS is expected to be $1.22 per basic and $1.18 per diluted share —

WOODCLIFF LAKE, NJ—October 30, 2018 — Eagle Pharmaceuticals, Inc. (Nasdaq: EGRX) (“Eagle” or the “Company”) today provided preliminary financial results and announced that its Board of Directors has approved a new stock repurchase program providing for the repurchase of up to an aggregate of $150 million of Eagle’s common stock, consisting of (i) up to $50 million in repurchases pursuant to an accelerated share repurchase (“ASR”) transaction with JPMorgan Chase Bank, National Association (“JP Morgan”) and (ii) up to $100 million in additional repurchases. This reflects the Company’s conviction in its business strategy.

The specific number of shares to be repurchased is based on the average of the daily volume weighted average share prices of the Company’s common stock, less a discount, during the term of the accelerated share repurchase program.

“Based upon our long-term earnings projections and value of our pipeline, Eagle has decided to execute a $50 million ASR. At yesterday’s closing price, this would represent approximately 6% of the Company’s outstanding shares. Upon completion of this share repurchase, Eagle will have bought back a total of approximately $154 million of its stock since its IPO in 2014,” stated Scott Tarriff, Chief Executive Officer of Eagle Pharmaceuticals.

“We believe this is a good use of our cash to benefit shareholders and remain committed to expanding our products and pipeline over the long-term.  The stock repurchase reflects the commitment of the Board and management to enhance shareholder return,” added Tarriff.

Under the terms of the agreement, Eagle will pay $50 million to JP Morgan on November 1, 2018, and receive 702,988 shares, representing approximately 80% of the notional amount of the ASR, based on the closing price of $56.90 on October 29, 2018.  Upon settlement of the ASR, the final number of shares repurchased will be trued up based on the average of the daily volume weighted average share prices of the Company’s common stock, less a discount, during the term of the accelerated share repurchase program. Eagle expects the ASR to be completed in the fourth quarter of 2018. As of September 30, 2018, the Company had 14.9 million common shares outstanding.

The Company intends to use cash on hand to fund the ASR program.  As of September 30, 2018, cash and cash equivalents were $91 million, accounts receivable was approximately $78 million, and debt was $45 million.

The Company also announced preliminary financial results.

•                  Q3 2018 preliminary revenue is expected to be $51 million;

•                  Q3 2018 preliminary net income is expected to be $14 million, or $0.94 per basic and $0.91 per diluted share; and

•                  Q3 2018 preliminary Adjusted Non-GAAP net income is expected to be approximately $18 million or $1.22 per basic and $1.18 per diluted share.

About Eagle Pharmaceuticals, Inc.

Eagle is a specialty pharmaceutical company focused on developing and commercializing injectable products that address the shortcomings, as identified by physicians, pharmacists and other stakeholders, of existing commercially successful injectable products. Eagle’s strategy is to utilize the FDA’s 505(b)(2) regulatory pathway. Additional information is available on the Company’s website at www.eagleus.com.

Forward-Looking Statements

This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “near future,” “belief,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events including, but not limited to: Eagle’s plans to finance and consummate the stock repurchase program, including the ASR; the anticipated outcome of the stock repurchase program, including the ASR; Eagle’s preliminary revenue, net income, Adjusted Non-GAAP net income, and Adjusted Non-GAAP earnings per share for the three months ended September 30, 2018. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond Eagle’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks include, but are not limited to: the impact of general economic, industry, or political conditions in the United States or internationally, the performance of financial markets, the fluctuation of interest rates, the possibility that Eagle may identify items that would require Eagle to make adjustments, some of which could be material, to the preliminary financial results, and other factors that are discussed in Eagle’s Annual Report on Form 10-K for the year ended December  31, 2017, filed with the U.S. Securities and Exchange Commission (SEC) on February 26, 2018 and its other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Non-GAAP Financial Performance Measures

In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted non-GAAP net income and adjusted non-GAAP earnings per share attributable to Eagle. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

Adjusted non-GAAP net income excludes share-based compensation expense, depreciation, amortization of acquired intangible assets, severance, non-cash interest expense, restructuring and tax adjustments. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results. See the attached Reconciliation of GAAP to Adjusted Non-GAAP net income and Adjusted Non-GAAP earnings per share for the three-month period ended September 30, 2018.

These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

Contact:

Investor Relations for Eagle Pharmaceuticals, Inc:
Lisa M. Wilson

T: 212-452-2793

E: lwilson@insitecony.com

EAGLE PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP NET INCOME AND

ADJUSTED NON-GAAP EARNINGS PER SHARE

(In thousands, except share and per share amounts)

(unaudited)

Three Months Ended September 30,
2018

Net income - GAAP	$14,040

Adjustments:
Cost of product revenues:
Amortization of acquired intangible assets	194
Research and development:
Share-based compensation expense	831
Depreciation	66
Severance	68
Selling, general and administrative:
Share-based compensation expense	3,641
Amortization of acquired intangible assets	405
Depreciation	169
Other:
Non-cash interest expense	94
Restructuring charge	91
Tax effect of the non-GAAP adjustments	(1,334)

Adjusted non-GAAP net income	$18,265

Adjusted non-GAAP earnings per share
Basic	$1.22
Diluted	$1.18
Weighted number of common shares outstanding:
Basic	15,011,159
Diluted	15,483,037